Exhibit 5.5

May 20, 2008

Visant Corporation

357 Main Street, 1st Floor

Armonk, New York 10504

Re:        Supplemental Indenture

Ladies and Gentlemen:

We have acted as local Maryland counsel to Phoenix (Md.) Realty, LLC, a Maryland limited liability company (the “Company”), in connection with that certain Supplemental Indenture, dated April 1, 2008 (the “Supplemental Indenture”), among the Company; Phoenix Color Corp., a Delaware corporation (“Phoenix”); Visant Corporation (f/k/a Jostens IH Corp.), a Delaware corporation (“Visant”); PCC Express, Inc., a Delaware corporation (“PCC”); Jaguar Advanced Graphics Group, Inc., a New York corporation (“Jaguar”); the other Guarantors (as defined in the Indenture, as defined below) referred to therein (collectively with the Company, Phoenix, PCC and Jaguar, the “Guarantors”); and The Bank of New York Trust Company, N.A. (formerly known as The Bank of New York), as trustee (the “Trustee”); in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on behalf of Visant and the Guarantors relating to Visant’s offer of $500,000,000 aggregate principal amount of 7 5/ 8% senior subordinated notes due 2012 (the “Notes”) and the guarantees made by the Guarantors with respect to the Notes, as more fully described in the Registration Statement. The issuance of the Notes is contemplated under that certain Indenture, dated as of October 4, 2004, among Visant, the Guarantors named therein and the Trustee (the “Indenture”), as supplemented by the Supplemental Indenture. The Indenture and the Supplemental Indenture are sometimes referred to herein as the “Indenture Documents.”

Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended by the Supplemental Indenture. Visant, the Guarantors and the Trustee are sometimes referred to herein collectively as “Parties.”

In rendering the opinions set forth herein, we have examined:

(a) A copy of the Articles of Organization of the Company, certified as true and correct by a certificate from the Maryland State Department of Assessments and Taxation, dated May 12, 2008, and further certified as true and correct as of the date hereof by the Secretary of the Company (the “Articles of Organization”);

May 20, 2008

(b) A copy of the Operating Agreement of the Company, certified as true and correct as of the date hereof, by the Secretary of the Company, including the By-Laws of the Company attached as Exhibit B to the Operating Agreement;

(c) A certificate from Maryland State Department of Assessments and Taxation, dated May 12, 2008, with respect to the status of the Company as a limited liability company in good standing under the laws of the State of Maryland (the “Good Standing Certificate”);

(d) A copy of resolutions adopted by the Board of Managers of the Company, dated as of May 14, 2008, authorizing, inter alia, the execution and delivery of the Supplemental Indenture, certified as true and correct as of the date hereof by the Secretary of the Company;

(e) The Officer’s Certificate with respect to the Company, a copy of which is attached hereto as Exhibit A (the “Officer’s Certificate”);

(f) An executed copy of the Supplemental Indenture; and

(g) A conformed copy of the Indenture.

Insofar as an opinion expressed herein relates to our knowledge of matters set forth in the Officer’s Certificate, we have relied solely upon such certificate with respect to the accuracy and completeness of the matters contained in such certificate and we have not independently verified or established the accuracy or completeness of such matters.

In reaching the opinions set forth below, we have assumed, without making any independent investigation or verification of such matters, and to our knowledge there are no facts inconsistent with, the following: (i) all certificates of public officials and all records and documents furnished to us by or on behalf of the Company and examined by us in connection with the preparation of this opinion letter are authentic and, to the extent material to any opinion hereinafter expressed, accurate and complete, and, to the extent represented by photostatic or certified copies, conform to the respective originals; (ii) all signatures contained in such records and documents (including the signatures of officers of the Company) are genuine signatures of the party purporting to have signed the same; (iii) all natural persons signing said documents and records had, at the time of such signing, full legal capacity to sign and deliver said documents and records; (iv) no action has been taken which amends, revokes or terminates any of the corporate and organizational documents and records, certificates and representations which we have reviewed; (v) the execution, delivery and performance by the Parties, other than the Company, of the Indenture Documents do not and will not violate any law applicable to such Parties; (vi) the Indenture Documents are the valid and legally binding obligation of the Trustee; and (vii) all verbal statements from employees or public officials are accurate and no facts or circumstances have occurred after such statements were made which may render such statements untrue.

May 20, 2008

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, limitations and further assumptions set forth below, we are of the opinion that:

1. The Company is a limited liability company duly formed, validly existing and, based solely upon the Good Standing Certificate, in good standing under the laws of the State of Maryland.

2. The Company’s execution, delivery and performance of the Supplemental Indenture has been duly authorized by the Company, and the Supplemental Indenture has been duly executed and, based solely on our review of the Officer’s Certificate, delivered by the Company.

3. The execution, delivery and performance by the Company of the Supplemental Indenture do not and will not violate the laws of the State of Maryland.

The opinions expressed herein are subject to the following additional assumptions, limitations, qualifications and exceptions:

(a) As to questions of fact, we have relied upon (i) the accuracy and completeness of the statements made in the Indenture Documents, and (ii) the Officer’s Certificate.

(b) Our opinions are subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, fraudulent conveyance or similar laws or equitable principles (whether applied in any proceeding at law or in equity) of general application now or hereafter in effect relating to or affecting the rights of creditors. Without limiting the generality of the foregoing, our opinion expressed in Paragraph 3 is qualified to the extent the execution, delivery and performance by the Company of the Supplemental Indenture may violate Maryland laws governing fraudulent conveyance or fraudulent transfer.

(c) We express no opinion as to the application or requirements of any Maryland or federal securities, patent, trademark, copyright, antitrust or unfair competition, environmental, transportation, pension or employee benefit, or tax laws, or any rule or regulation promulgated thereunder.

(d) Our opinions are limited to the laws of the State of Maryland. We express no opinion as to the effect or applicability of any law of any other jurisdiction or as to any provision in any of the Indenture Documents providing for the application of any other law. In this regard, we note that the Indenture Documents state that they are governed by New York law.

May 20, 2008

This opinion is limited to the matters expressly stated herein. No other opinions are to be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is expressed as of the date hereof. We do not assume any obligation to update or supplement this opinion to reflect, or otherwise advise you of, any facts or circumstances which may thereafter come to our attention or any changes in facts, circumstances or law which may thereafter occur.

This opinion is being delivered to Visant, is intended solely for its use, and may not be otherwise reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned. Notwithstanding the foregoing, (i) this opinion may be relied upon by Simpson Thacher & Bartlett LLP and (ii) we hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ GORDON, FEINBLATT, ROTHMAN,

    HOFFBERGER & HOLLANDER, LLC

Exhibit A

to

Opinion of

Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

[Form of Officer’s Certificate]